UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On September 21, 2009, Compliance Systems Corporation (the “Corporation”), a Nevada corporation, sold and issued to Agile Opportunity Fund, LLC (“Agile”) a Secured Convertible Debenture (the “Agile September 2009 Debenture”) in the original principal amount of $100,000 pursuant to the Omnibus Amendment and Securities Purchase Agreement, dated as of September 18, 2009 (the “Agile September 2009 Securities Purchase Agreement”), between the Corporation and Agile.  The Agile September 2009 Debenture matures on March 21, 2009.

In connection with the sale and issuance of the Agile September 2009 Debenture and for no further consideration, the Corporation issued to Agile 2 million shares (each, an “Agile September 2009 Equity Incentive Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation.

The Agile September 2009 Debenture is to bear interest at the rate of 15% per annum, payable monthly, although the Agile September 2009 Debenture further provides that, in addition to interest, Agile is entitled to an additional payment, at maturity or whenever principal is paid, such that Agile’s annualized return on the amount of principal payment so paid equals 30%.  The principal and all accrued and unpaid interest under the Agile September 2009 Debenture is, at the option of Agile, convertible into shares (each, an “Agile September 2009 Debenture Share”) of Common Stock at a conversion price of $0.05 per share (subject to anti-dilution adjustment).  The Corporation’s obligations under the Agile September 2009 Debenture are secured by all of the assets of the Corporation and are subject to limited non-recourse guarantees of Dean R. Garfinkel, the Corporation’s chief executive officer, Barry M. Brookstein, the Corporation’s chief financial officer, and an entity in which Mr. Brookstein is the sole owner.  Such guarantees have been secured by a pledge of the preferred stock owned by the guarantors.

In connection with the sale and issuance of the Agile September 2009 Debenture and the 2 million Agile September 2009 Equity Incentive Shares, the Corporation issued to its investment banker, Cresta Capital Strategies, LLC, five-year warrants (each, a “Cresta September 2009 Warrant”) to purchase 400,000 shares (each, a “Cresta September 2009 Warrant Share”) of Common Stock at a purchase price of $0.05 per share.

The Corporation believes that the issuances of the Agile September 2009 Debenture, the 2 million Agile September 2009 Equity Incentive Shares and the Cresta Agile September 2009 Warrants are, and the issuance of the Agile September 2009 Debenture Shares and Cresta September 2009 Warrant Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the exemption from registration granted under Section 4(2) of the Securities Act due to the fact that the issuances and sales of the shares were conducted pursuant to a series of related transactions not involving any public offering.

Item 8.01	Other Events.

Dean R. Garfinkel, our chairman of the board, president and chief executive officer, and Barry M. Brookstein, our chief financial officer, have entered into "Rule 10b5-1 plans," each dated as of September 9, 2009, pursuant to which they each initiated binding, irrevocable sell orders, with respect to up to 1.75 million shares of our common stock owned by each of them, at a price at or above $0.05 per share.  The sale period began September 1, 2009 and terminates on August 31, 2010.  No sales have been made through September 21, 2009 as the market price of our common stock remains below the threshold sale price under their Rule 10b5-1 plans.  Under these 10b5-1 plans, Messrs. Garfinkel and Brookstein are prohibited from exercising any subsequent influence over how, when or whether to effectuate any sale of their shares.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Omnibus Amendment and Securities Purchase Agreement, dated as of September 18, 2009, between Compliance Systems Corporation and Agile Opportunity Fund, LLC.
10.2	Secured Convertible Debenture of Compliance Systems Corporation, dated September 21, 2009, in the principal amount of $100,000 and payable to Agile Opportunity Fund, LLC.
10.3	Warrant Certificate of Compliance Systems Corporation, dated as of September 21, 2009, registered in the name of Cresta Capital Strategies, LLC.
10.4
Limited Non-Recourse Guaranty Agreement, dated as of May 6, 2008, between Dean Garfinkel and Agile Opportunity Fund, LLC.  [Incorporated by reference to Exhibit 10.4 to the Corporation’s Current Report on Form 8-K (Date of Report: May 6, 2008), filed with the Securities and Exchange Commission on May 12, 2008.]

10.5
Limited Non-Recourse Guaranty Agreement, dated as of May 6, 2008, between Barry Brookstein and Agile Opportunity Fund, LLC.  [Incorporated by reference to Exhibit 10.5 to the Corporation’s Current Report on Form 8-K (Date of Report: May 6, 2008), filed with the Securities and Exchange Commission on May 12, 2008.]

10.6
Limited Non-Recourse Guaranty Agreement, dated as of May 6, 2008, between Spirits Management, Inc. and Agile Opportunity Fund, LLC.  [Incorporated by reference to Exhibit 10.6 to the Corporation’s Current Report on Form 8-K (Date of Report: May 6, 2008), filed with the Securities and Exchange Commission on May 12, 2008.]

10.7
Stock Pledge Agreement, dated as of May 6, 2008, between (sic) Agile Opportunity Fund, LLC, Dean Garfinkel and Barry Brookstein.  [Incorporated by reference to Exhibit 10.7 to the Corporation’s Current Report on Form 8-K (Date of Report: May 6, 2008), filed with the Securities and Exchange Commission on May 12, 2008.]

99.1	2009-2010 Rule 10b5-1 Trading Plan of Dean Garfinkel.
99.2	2009-2010 Rule 10b5-1 Trading Plan of Barry Brookstein.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compliance Systems Corporation

Dated: September 22, 2009	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President